Frank J. Wright
State Bar No. 22028800
E. P.  Keiffer
State Bar No. 11181700
BURKE, WRIGHT & KEIFFER, P.C.
2900 Renaissance Tower
1201 Elm Street
Dallas, TX  75270-2102
Phone:  (214) 742-2900
Fax:      (214) 748-6815

ATTORNEYS FOR DEBTOR

                   IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF TEXAS
                                   DALLAS DIVISION

IN RE:

PROFESSIONAL INVESTORS            CASE NO. 397-34575-SAF-11
INSURANCE GROUP, INC.,

DEBTOR

   MODIFICATIONS TO THE DEBTOR'S AMENDED PLAN OF REORGANIZATION

November __, 1997

     Professional Investors Insurance Group, Inc. ("PIIGI" or "Debtor") files this its Modifications to the Debtor's Amended Plan of Reorganization.
     1. The Definitions in Article One will be replaced or where struck out, they will be deleted as follows. There will be no renumbering of definitions:
     [1.9 Allowed Unsecured Conversion Claim shall mean any Allowed Unsecured Claim or the undersecured portion of an Allowed Secured Conversion Claim, that by prepetition contract, is granted a right to the holder of said claim, a right to convert all, or a portion of said debt, into common stock of the Debtor.] Bracketed items struck

     1.15 Bar Date shall mean September 23, 1997, the bar date set by order of the Court entered on August 6, 1997. Those claimants added by the Second Amended Schedules will not be subject to the Bar Date, unless they can be shown to have had timely actual knowledge of same.
     2. The sections describing the treatment of Class 5 and Class 6 unsecured claimants will be amended to read as follows. There will be no Class 5. All references to Class 5 in the Plan, such as references to treatment of under secured portion s of secured claims in Classes 2-4, are hereby struck and such references shall hereinafter relate to Class 6 creditors who elect to take stock in PIIGI in lieu of their debt.
     [2.6 Class 5 Allowed Unsecured Conversion Claims. Class 5 shall consist of all Allowed
     Unsecured Claims of Davister Corporation, American Life Holding Corp. and New Century
     Realty, Inc. with the contractual right to convert debt to equity at a ratio of one share for
     $.25.] Bracketed items struck
    [3.8 Class 5: Allowed Unsecured Conversion Claims. Each holder of a Class 5 Allowed
     Unsecured Conversion Claim shall receive thirty-five one hundredths (.35) shares for every dollar of their Allowed Unsecured Conversion Claim in full payment of their claims.] Bracketed items struck
     3.9 Class 6: Allowed General Unsecured Claims. Each holder of a Class 6 Allowed
     General Unsecured Claim will be allowed to elect on their ballot whether they want to receive thirty-five one hundredths (.35) shares for every dollar of their Allowed Unsecured Claim in full payment of their claim or to receive a pro rata share of $100,000 provided by the Davister
     Capital Infusion. Any surplus funds not necessary for distribution to electing Class 6 Allowed
     Unsecured Creditors, shall be used to pay Class 7 Claims.
     Dated:     November ___, 1997.
                                        PROFESSIONAL INVESTORS
                                        INSURANCE GROUP, INC.




                                        By:
___________________________
                                             Cary Cope,
                                             Chairman of the Board



OF COUNSEL

Frank J. Wright
State Bar No. 22028800
E. P.  Keiffer
State Bar No. 11181700
BURKE, WRIGHT & KEIFFER, P.C.
2900 Renaissance Tower
1201 Elm Street
Dallas, TX  75270-2102
Phone:  (214) 742-2900
Fax:      (214) 748-6815






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